Exhibit 10.3

NOTE MODIFICATION AGREEMENT

THIS AGREEMENT, made as of August 5, 2019, between FAE HOLDINGS 411519R, LLC, a New York limited liability company, having an address and principal place of business located at c/o CVD Equipment Corporation, 355 South Technology Drive, Central Islip, New York 11722 (the “Maker”) and HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association, having an office at 534 Broad Hollow Road, Melville, New York 11747 (the “Payee”).

W I T N E S S E T H:

WHEREAS, the Payee extended to the Maker a loan in the original principal amount of Six Million and 00/100 ($6,000,000.00) on March 15, 2012 (the “Loan”) evidenced by a certain Amended and Restated Mortgage Note (as the same may have been or may hereafter be amended, modified, supplemented, replaced or restated, the “Note”) dated as of March 15, 2012, in the original principal amount of $6,000,000.00, made by the Maker for the benefit of the Payee, and secured by a certain Amended and Restated Fee and Leasehold Mortgage (as the same may have been or may hereafter be amended, modified, supplemented, replaced or restated, the “Mortgage”) dated as of March 15, 2012, in the original principal amount of $6,000,000.00 granted by The Town of Islip Industrial Development Agency (the “Agency”) and Maker to the Payee covering the fee estate of the Agency and the leasehold estate of the Maker in certain premises located at 355 South Technology Drive, Central Islip, New York in the County of Suffolk, as more particularly described therein (the “Property”), and as same was recorded on March 28, 2012, in the Office of the County Clerk for Suffolk County in Liber 22186, Page 541;

WHEREAS, on November 30, 2017, Payee extended a loan to 555 N Research Corporation, an affiliate of Maker, in the original principal amount of $10,387,500.00 (the “555 N Research Loan”), which 555 N Research Loan is guaranteed by CVD Equipment Corporation, the sole member of Maker;

WHEREAS, following default by 555 N Research Corporation with respect to one or more financial covenants set forth in the mortgage securing the 555 N Research Loan, 555 N Research Corporation requested that Payee enter into a temporary waiver of such covenants (the “Waiver”). The Waiver was entered into on March 26, 2019 conditioned upon Maker’s agreement to modify the terms of the Note as herein set forth; and

WHEREAS, Maker, as an affiliate of 555 N Research Corporation, will directly or indirectly and substantially benefit from Payee’s agreement to the Waiver.

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by each of the parties hereto, the parties hereto agree, for themselves, their successors and assigns as follows:

1.     The Maker acknowledges, covenants, warrants, represents and agrees that:

(a)     it is indebted under the Note in the outstanding principal amount of $2,465,532.57;

(b)     no material adverse change has occurred in its financial status or that of any guarantor since the making of the Loan, except as previously disclosed to Payee in writing;

(c)     there are no judgments against the Maker or any guarantor in any court of the United States, and there is no litigation, active, pending or, to Maker’s knowledge, threatened, against the Maker or any guarantor which might materially adversely affect the Maker’s or any guarantor’s ability to pay when due any amounts which may become payable in respect of the Loan;

(d)     no default, or event which, with notice and/or passage of time, would constitute a default, has occurred and is continuing under the Note, the Mortgage or any of the other instruments executed and delivered to evidence and/or secure the Loan (collectively, the “Loan Documents”) or under any other note, loan or security agreement in favor of Payee to which the Maker is a party;

(e)     there are no offsets, defenses or counterclaims to the Maker’s obligations under the Loan Documents; and

(f)     the Maker has not entered into any agreements with creditors that expressly or otherwise prohibit the Maker from entering into a modification of the Loan or any Loan Document in connection therewith.

2.     The Note is hereby modified and amended as follows:

(a)     The definition of the term “Maker” as set forth in Paragraph 1(iii) of the Note is hereby deleted and replaced with the following:

“The term “Maker” shall mean FAE HOLDINGS 411519R, LLC.”

(b)     The following definition is inserted as new Paragraph 1(x) of the Note:

“The term “555 N Research Loan Documents” shall mean, collectively, (A) that certain Amended and Restated Note dated as of November 30, 2017, made by 555 N Research Corporation in favor of Payee, (B) that certain Fee and Leasehold Mortgage and Security Agreement dated as of November 30, 2017 (the “555 Mortgage”), in the original principal amount of $10,387,500.00 granted by 555 N Research Corporation and the Town of Islip Industrial Development Agency to Payee covering the fee estate of 555 N Research Corporation and the leasehold estate of the Agency in certain premises located at 555 North Research Place, Central Islip, New York in the County of Suffolk, as more particularly described therein, and as same was recorded on December 15, 2017, in the Office of the County Clerk for Suffolk County in Liber 22880, Page 846, (C) that certain guaranty dated as of November 30, 2017, given by CVD pursuant to which CVD guaranteed the payment and performance of all obligations of 555 N Research Corporation to Payee, and (D) all other documents and/or instruments delivered to Payee in connection with any of the foregoing, as any of the foregoing may have been or may hereafter be amended, modified, supplemented, replaced or restated,.

(c)     The following clause is inserted in the third (3rd) line of the second paragraph of Paragraph 3 of the Note between the words “Mortgage,” and “the principal sum hereof”:

“or the happening of a default which continues following the passage of any applicable grace period or upon the happening of any “Event of Default” under the 555 N Research Loan Documents, including, without limitation, a default under the financial covenant set forth in Paragraph 1.11(f) of the 555 Mortgage, each of the foregoing being deemed an event of default under this Note,”.

(d)     The following is added at the end of Paragraph 3 of the Note:

“The covenant set forth in Paragraph 1.11(f) of the 555 Mortgage is incorporated herein by this reference with the same effect as if the same were fully set forth in this Mortgage and shall survive the termination, satisfaction or expiration of the 555 Mortgage.”

3.     The Maker’s obligations under this Agreement and the other Loan Documents are absolute and unconditional and are valid irrespective of any other agreement or circumstance which might otherwise constitute a defense to the obligations under this Agreement or the other Loan Documents or to the obligations of others related to it. The Maker acknowledges that no oral or other agreements, conditions, promises, understandings, representations or warranties exist in regard to the obligations under this Agreement or the other Loan Documents, except those specifically set forth herein and therein.

4.     Except as specifically amended herein, all of the terms, covenants, conditions and stipulations contained in the Mortgage, the Note and all of the other Loan Documents are hereby ratified and confirmed in all respects, and shall continue to apply with full force and effect.

5.     Neither this Agreement nor any other Loan Document nor any provision hereof or thereof may be modified, amended, changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought.

6.     This Agreement and the obligations arising hereunder shall be governed by, and construed in accordance with, the laws of the State of New York and any applicable laws of the United States of America. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be unenforceable or prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such unenforceability, prohibition or invalidity, without invalidating the remaining provisions of this Agreement.

7.     This Agreement is binding upon, and shall inure to the benefit of, the parties hereto and their respective successors and/or assigns.

8.     Nothing in this Agreement, the Note, the Mortgage or any other Loan Document is intended to or shall be deemed to create any rights or obligations of partnership, joint venture, or similar association among the parties hereto.

9.     If any term, covenant, provision or condition of this Agreement, the Note, the Mortgage or any of the other Loan Documents shall be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be construed without such term, covenant, provision or condition.

10.     The parties hereto hereby irrevocably and unconditionally waive any and all rights to trial by jury in any action, suit or counterclaim arising in connection with, out of or otherwise related to this Agreement, the Note, the Mortgage and every other Loan Document heretofore, now or hereafter executed and/or delivered in connection therewith, the Loan and all other obligations of the Maker related thereto or in any way related to this transaction.

11.     This Agreement may be executed in any number of counterparts, including counterparts transmitted by facsimile or portable document format (pdf), any one of which shall constitute an original of this Contract. When counterparts, facsimile or pdf copies have been executed by all parties, they shall have the same effect as if the signatures to each counterpart or copy were upon the same documents and copies of such documents shall be deemed valid as originals.

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IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first above written.

FAE HOLDINGS 411519R, LLC a New York limited liability company By: /s/ Martin J. Teitelbaum Name: Martin J. Teitelbaum Title: Manager

HSBC BANK USA, NATIONAL ASSOCIATION, a national banking association By: /s/ Jose L. Won Name: Jose L. Won Title: Vice President

State of New York     )

County of Suffolk     ) ss.:

On the ___ day of August in the year 2019 before me, the undersigned, personally appeared Martin J. Teitelbaum, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

________________________________________

Notary Public

State of New York     )

County of                  ) ss.:

On the ___ day of August in the year 2019 before me, the undersigned, personally appeared Jose L. Won, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument, and acknowledged to me that he/she/they executed the same in his/her/their capacity, and that by his/her/their signature on the instrument, the individual, or the person upon behalf of which the individual acted, executed the instrument.

________________________________________

Notary Public